SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (date of earliest event reported):
                                 August 6, 2004


                             Fun City Popcorn, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Nevada                      000-32947                  88-0211496
           ------                      ---------                  ----------
(State or other jurisdiction          (Commission               (IRS Employer
     of incorporation)               File Number)                I.D. Number)

                        2560 West Main Street, Suite 200
                            Littleton, Colorado 80120
                     --------------------------------------
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (303) 794-9450

                               3395 W. Pinks Place
                             Las Vegas, Nevada 89102
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)



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ITEM 1.  CHANGES IN CONTROL OF THE REGISTRANT

     On August 6, 2004, Timothy E. Evon, Thomas T. Evon and William H. Hamen ("Sellers") sold an aggregate of 1,441,027 shares of the Registrant's common stock to Earnest Mathis, Gary McAdam and Gary A. Agron ("Purchasers"). Messrs. Mathis, McAdam and Agron acquired 480,342 shares, 480,342 shares and 480,343 shares, respectively. The purchase price for the shares was $300,000 plus the assumption by the Purchasers of approximately $66,800 of the Registrant's liabilities. The Purchasers also agreed to pay the Sellers a portion of any profits earned by the Purchasers upon any resale of the shares. The purchase price was satisfied by the delivery to Sellers from Purchasers of a non-interest bearing $300,000 promissory note due no later than February 6, 2006 and the assumption by the Purchasers of the aforesaid liabilities of the Registrant in the approximate amount of $66,800.

     There remain 1,891,579 shares outstanding and, accordingly, each of the Purchasers now owns approximately 25.4% of the Registrant's outstanding common stock.

     On August 6, 2004, following the purchase of the shares as described above, all of the Registrant's executive officers and directors resigned and James A. Eller was elected Chief Executive Officer, Chief Financial Officer and Director of the Registrant.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                Fun City Popcorn, Inc.
                                (Registrant)


                                By: /s/ James A. Eller
                                    ----------------------------
                                        James A. Eller, Chief Executive Officer

Dated:  August 9, 2004